Exhibit 99.34

NEWS RELEASE

Contact:	David Kimichik	Tripp Sullivan
	Chief Financial Officer	Corporate Communications, Inc.
	(972) 490-9600	(615) 254-3376

ASHFORD HOSPITALITY TRUST REPORTS SECOND QUARTER RESULTS

DALLAS — (August 4, 2004) — Ashford Hospitality Trust, Inc. (NYSE: AHT), a hotel real estate investment trust focused exclusively on the hospitality industry, today reported results for the second quarter ended June 30, 2004. The reconciliation of non-GAAP financial measures is included in the financial tables accompanying this press release.

SUMMARY

•	Reports net income of $0.07 per share and FFO of $0.14 per share for the second quarter

•	Reaches over $480 million of completed and committed investments

•	RevPAR increases 6.0% for renovated hotels

•	Hotel operating profit up 10% versus predecessor

•	Secures debt financing to fund existing investment pipeline and lower cost of borrowing

HIGHLIGHTS

Investments

•	Direct Hotel Portfolio to increase to 32 assets and 4,441 rooms with recent acquisitions and announcements

•	Current hotel loan portfolio totals $72 million

Mortgage Debt Activity

•	Structures $210 million multi-property direct hotel financing at LIBOR plus 195bp

•	Restructuring $60 million credit facility to lower interest rate and extend maturity

•	Structures two mezzanine warehouse facilities with total borrowing capacity of $126 million

Reporting Basis

The financial results presented below and in the accompanying financial tables include the results of the Company for the second quarter and six months ended June 30, 2004, and the results of the Predecessor for the second quarter and six months ended June 30, 2003.

Financial Results

Total revenue for the second quarter ended June 30, 2004, increased 177.0% to $25,834,000 from $9,326,000 for the Predecessor’s second quarter ended June 30, 2003. The Company reported net income of $1,694,000, or $0.07 per diluted share, compared with the Predecessor’s net loss of $581,000. Funds from operations (FFO, as defined by NAREIT) was $4,254,000, or $0.14 per diluted share, compared with $497,000 for the Predecessor. EBITDA, which represents Earnings before Interest (except for interest income related to our mezzanine loans), Income Taxes, Depreciation, and Amortization, increased 214% to $6,284,000 compared with $2,001,000 for the Predecessor.

Total revenue for the six months ended June 30, 2004, increased 152.8% to $45,145,000 from $17,858,000 for the Predecessor’s comparative period ended June 30, 2003. The Company reported net income of $2,249,000, or $0.09 per diluted share, compared with the Predecessor’s net loss of $1,397,000. FFO was $6,689,000, or $0.22 per diluted share, compared with $796,000 for the Predecessor. EBITDA increased 150.1% to $9,493,000 compared with $3,795,000 for the Predecessor.

Operating Results – Direct Hotel Investments

As of June 30, 2004, the Company had acquired 12 hotels since its IPO, for a total portfolio of Direct Hotel Investments of 18. Currently four of the acquired hotels are undergoing significant renovation. The Company believes reporting its operating metrics on a consolidated and renovated basis more accurately reflects the operating improvement in its direct hotel portfolio. Details of each category are provided in the tables attached to this release.

All Hotels (18 properties)

RevPAR for the second quarter of 2004 increased 1% over the same period 2003 to $75.23 from $75.28 due to a 4.8% increase in ADR to $103.69 offset by a 284-basis point decrease in occupancy to 73.23%.

Renovated Hotels Only (14 properties)

RevPAR for the second quarter of 2004 increased 6.0% over the same period of 2003 to $81.57 from $76.92 due to a 5.9% increase in ADR to $106.02 and a 14-basis point increase in occupancy to 76.94%.

Monty Bennett, President and CEO, commented, “The operating performance of our hotels reflected the continued improvement in business travel in our markets, and the full implementation of new sales and marketing teams at several of the properties we have recently acquired. Our focus on improving margins also had a direct impact on results in the quarter as hotel operating profit on our 18 hotels increased 9.9% over the previous year.”

Balance Sheet and Financing Strategy

As of June 30, 2004, the Company had approximately $111 million of variable-rate debt outstanding at a weighted average interest rate of 4.5% and approximately $22 million of fixed-rate debt outstanding at an average interest rate of 7.2%.

In August, the Company announced a $210 million term loan commitment that is to be secured by 25 hotel properties. The facility bears interest at 195 basis points over LIBOR with a maturity date of August 2006. The facility is interest only and has three one-year extension options. The Company will use the facility to repay or pay down four mortgage notes by approximately $67 million, pay down its $60 million credit facility to $3 million, and to partially fund the acquisition of 9 hotel properties. The balance of the net proceeds after costs will be used to fund future acquisitions. This facility will reduce the interest rate spread on the refinanced debt by approximately 130bp. The company intends to cap the base rate at 6% and to swap 1/2 of this loan to a fixed interest rate.

Subsequent to the end of the quarter, the Company closed a three-year, $45.6 million secured revolving credit facility for its mezzanine loan program at a rate of 625 basis points over LIBOR with a 2% LIBOR floor. The mezzanine loan facility is initially secured by four existing mezzanine loans the Company has either acquired or originated for a total of $56 million. To date, the Company has drawn approximately $37.5 million of this credit facility. The facility has a two year term with a one year extension option. The Company has also secured a commitment for an additional mezzanine warehouse facility in the aggregate of up to $80 million. The facility will bear interest at the greater of 7.5% or 550 basis points over LIBOR and will mature in August 2007 with two one-year extension options. The facility is expected to close in the third quarter 2004.

The Company is also restructuring its $60 million credit facility to extend the maturity from February 2007 to August 2007 with two additional one year extension options and to reduce the interest rate from 325bp over LIBOR to a range of 200bp to 230bp over LIBOR depending on the loan to value ratio. The Company expects the restructured facility to close in the third quarter.

The Company has a commitment to increase its $6.8 million mortgage on the SpringHill Suites BWI Airport, which matures in April 2011, to $12.0 million and reduce the overall interest rate to 341 basis points over 30-day commercial paper.

Mr. Bennett added, “With over $480 million of investments completed and committed to date and a significant number of additional opportunities in our pipeline, we elected to move forward with a debt financing strategy that provided us timely access to capital and positioned us to execute an accretive long-term investment plan. As these financings clearly demonstrate, we will be proactive and opportunistic in seeking the most attractive capital structure for Ashford.”

Second Quarter Investment Activity

In April, the Company acquired The Sea Turtle Inn in Atlantic Beach, Florida, for approximately $23.1 million, which consisted of approximately $6.3 million in cash, approximately $15.7 million in assumed mortgage debt, and approximately $1.1 million worth of limited partnership units priced at $10.06 per unit, which equates to 106,675 units. Annualized revenue of the acquired hotel is approximately $9.1 million.

In May, the Company acquired the SpringHill Suites BWI Airport in Baltimore, Maryland, for approximately $15.9 million, which consisted of approximately $9.1 million in cash and approximately $6.8 million in assumed mortgage debt. Annualized revenue of the acquired hotel is approximately $3.9 million.

Subsequent Investment Activity

In July, the Company acquired the Sheraton Bucks County and an adjacent office building near Philadelphia, Pennsylvania, for approximately $16.7 million in cash. Annualized revenue of the acquired hotel is approximately $9.0 million. Also during July the Company acquired four hotels in suburban Atlanta for approximately $25.9 million in cash plus contingent consideration to be paid, if earned, no later than April 30, 2005. Annualized revenues of these four hotel properties are approximately $7.8 million.

In August 2004, the Company announced it will acquire nine hotel properties from Dunn Hospitality Group for approximately $62 million in cash and limited partnership units. Annualized revenues of these nine hotel properties are approximately $20.1 million. The acquisition is expected to close in late August 2004.

Investment Pipeline

In addition to the over $480 million of completed and committed investments, the Company is currently engaged in discussion or negotiations with several hotel owners and borrowers, most of which are evidenced through conditional contracts or letters of intent.

The consummation of any potential acquisition or financing transaction described above, including transactions under the conditional contracts or letters of intent which the Company has entered into, are subject to various significant conditions, including, but not limited to, the Company’s approval of the underwriting of any property to be acquired or financed, completion of due diligence, negotiation of terms for specific properties and execution of definitive agreements, if under letters of intent. Accordingly, there can be no assurance that any such potential transactions will be completed, or, if completed, what the terms or timing of any such transactions will be.

Outlook for Second Half of 2004

Mr. Bennett concluded, “Consistent with our projections over a year ago, we believe the lodging industry is now in the early stages of recovery. Our outlook for the balance of the year and into 2005 remains optimistic. Supply remains constrained, particularly in our markets, and demand is now built on both the business and leisure traveler. Pricing for many assets remains well within our target range, and the lending environment for mezzanine loans is still attractive. The operating performance of our hotels and investment pace through the first half of the year allowed us to declare a dividend of $0.10 per share for the second quarter and $0.06 per share for the first quarter.”

Investor Conference Call and Simulcast

Ashford Hospitality Trust, Inc. will conduct a conference call at 10:00 a.m. eastern time on August 5, 2004, to discuss the second quarter results. The number to call for this interactive teleconference is 913-981-5532. A seven-day replay of the conference call will be available by dialing 719-457-0820 and entering the pass code: 666601.

The Company will also provide an online simulcast and rebroadcast of its second quarter 2004 earnings release conference call. The live broadcast of Ashford’s quarterly conference call will be available online at the Company’s website at www.ahtreit.com as well as http://phx.corporate-ir.net/phoenix.zhtml?c=147105&p=irol-eventDetails&t=Regular &EventId=915392 on August 5, 2004, beginning at 10:00 a.m. eastern time. The online replay will follow shortly after the call and continue for approximately one year.

Both FFO and EBITDA are non-GAAP financial measures within the meaning of the Securities and Exchange Commission rules. FFO is computed in accordance with our interpretation of standards established by NAREIT, which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the NAREIT definition differently than us. Neither FFO nor EBITDA represents cash generated from operating activities as determined by GAAP and should not be considered as an alternative to a) GAAP net income (loss) as an indication of our financial performance or b) GAAP cash flows from operating activities as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make cash distributions. However, management believes both FFO and EBITDA to be key measures of a REIT’s performance and should be considered along with, but not as an alternative to, net income and cash flow as a measure of our operating performance.

* * * * *

Ashford Hospitality Trust is a self-administered real estate investment trust focused exclusively on investing in the hospitality industry across all segments and at all levels of the capital structure, including direct hotel investments, first mortgages, mezzanine loans and sale-leaseback transactions. Additional information can be found on the Company’s web site at www.ahtreit.com.

Certain statements and assumptions in this press release contain or are based upon “forward-looking” information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties. When we use the words “will likely result,” “may,” “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” or similar expressions, we intend to identify forward-looking statements. Such forward-looking statements include, but are not limited to, our business and investment strategy, timing for closings, our understanding of our competition, current market trends and opportunities, and projected capital expenditures. Such statements are subject to numerous assumptions and uncertainties, many of which are outside Ashford’s control.

These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated, including, without limitation: general volatility of the capital markets and the market price of our common stock; changes in our business or investment strategy; availability, terms and deployment of capital; availability of qualified personnel; changes in our industry and the market in which we operate, interest rates or the general economy; and the degree and nature of our competition. These and other risk factors are more fully discussed in the section entitled “Risk Factors” in Ashford’s Registration Statement on Form S-11, as amended (File Number 333-114283), and from time to time, in Ashford’s other filings with the Securities and Exchange Commission.

The forward-looking statements included in this press release are only made as of the date of this press release. Investors should not place undue reliance on these forward-looking statements. We are not obligated to publicly update or revise any forward-looking statements, whether as a result of new information, future events or circumstances, changes in expectations or otherwise.

AHT Announces Second Quarter Results

August 4, 2004

ASHFORD HOSPITALITY TRUST, INC. AND PREDECESSOR
CONSOLIDATED AND COMBINED STATEMENTS OF OPERATIONS
(Unaudited)

	The Company	The Predecessor	The Company	The Predecessor
	Three Months	Three Months	Six Months	Six Months
	Ended	Ended	Ended	Ended
	June 30, 2004	June 30, 2003	June 30, 2004	June 30, 2003
REVENUE
Rooms	$19,622,421	$7,611,394	$35,082,931	$14,590,287
Food and beverage	3,089,667	1,474,915	5,200,552	2,797,012
Other	755,382	239,336	1,331,454	471,102

Total hotel revenue	23,467,470	9,325,645	41,614,937	17,858,401
Interest income from notes receivable	2,026,680	—	2,871,141	—
Asset management fees from related parties	339,627	—	659,322	—

Total Revenue	25,833,777	9,325,645	45,145,400	17,858,401
EXPENSES
Hotel operating expenses
Rooms	4,338,172	1,729,594	7,884,390	3,366,255
Food and beverage	2,199,607	1,070,550	3,737,800	2,113,005
Other direct	420,945	198,682	777,401	370,117
Indirect	7,365,392	3,444,625	13,751,419	6,454,081
Management fees	702,329	279,724	1,283,060	535,730

Total hotel expenses	15,026,445	6,723,175	27,434,070	12,839,188
Property taxes, insurance, and other	1,423,588	601,463	2,610,458	1,224,659
Depreciation and amortization	2,197,175	1,077,332	3,959,240	2,192,332
Corporate general and administrative:
Stock-based compensation	591,309	—	1,187,008	—
Other corporate and administrative	2,508,092	—	4,420,608	—

Total Operating Expenses	21,746,609	8,401,970	39,611,384	16,256,179

OPERATING INCOME	4,087,168	923,675	5,534,016	1,602,222
Interest income	38,997	8,451	131,237	16,849
Interest expense	(1,637,902)	(1,380,338)	(2,410,412)	(2,925,463)
Amortization of loan costs	(258,908)	(132,330)	(349,311)	(90,403)

INCOME (LOSS) BEFORE INCOME TAXES AND MINORITY INTEREST	2,229,355	(580,542)	2,905,530	(1,396,795)
Provision for income taxes	(156,700)	—	(156,700)	—
Minority interest	(378,467)	—	(500,264)	—

NET INCOME (LOSS)	$1,694,188	$(580,542)	$2,248,566	$(1,396,795)

Net Income Per Share:
Basic	$0.07		$0.09

Fully diluted	$0.07		$0.09

Weighted Average Shares Outstanding:
Basic	25,045,345		25,034,796

Fully diluted	30,964,556		30,919,957

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AHT Announces Second Quarter Results

August 4, 2004

ASHFORD HOSPITALITY TRUST, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	June 30,	December 31,
	2004	2003
ASSETS
Investment in hotel properties, net	$240,392,569	$173,723,998
Cash and cash equivalents	28,603,413	76,254,052
Restricted cash	3,283,013	1,373,591
Accounts receivable, net of allowance of $32,305 and $19,408, respectively	3,247,756	1,534,843
Inventories	387,629	262,619
Notes receivable	71,584,070	10,000,000
Deferred costs, net	4,502,695	2,386,937
Prepaid expenses	1,370,548	1,577,628
Other assets	4,204,051	550,636
Due from affiliates	131,849	218,113

Total assets	$357,707,593	$267,882,417

LIABILITIES AND OWNERS’ EQUITY
Indebtedness	$133,159,210	$50,201,779
Capital leases payable	377,870	456,869
Accounts payable	3,335,409	2,127,611
Accrued expenses	6,667,989	4,572,594
Dividends payable	3,157,504	—
Deferred income	331,661	—
Due to affiliates	700,671	584,643

Total liabilities	147,730,314	57,943,496
Minority interest	38,304,362	37,646,673
Commitments and contingencies
Preferred stock, $0.01 par value, 50,000,000 shares authorized, none issued or outstanding	—	—
Common stock, $0.01 par value, 200,000,000 shares authorized, 25,810,447 and 25,730,047 shares issued and outstanding at June 30, 2004 and December 31, 2003, respectively	258,104	257,300
Additional paid-in capital	180,047,727	179,226,668
Unearned compensation	(5,125,089)	(5,564,401)
Accumulated deficit	(3,507,825)	(1,627,319)

Total owners’ equity	171,672,917	172,292,248

Total liabilities and owners’ equity	$357,707,593	$267,882,417

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AHT Announces Second Quarter Results

August 4, 2004

ASHFORD HOSPITALITY TRUST, INC. AND PREDECESSOR
KEY PERFORMANCE INDICATORS
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2004	2003	2004	2003
Consolidated (Pro Forma)
Room revenues	$20,149,054	$19,976,821	$39,547,126	$38,735,289
RevPar	$75.93	$75.28	$74.52	$73.39
Occupancy	73.23%	76.07%	71.64%	72.96%
ADR	$103.69	$98.96	$104.02	$100.60

NOTE: The above pro forma tables assume the twelve hotel properties acquired since the Company’s formation in August 2003 were owned as of the beginning of the periods presented.

Renovated Hotels (Pro Forma)
Room revenues	$15,892,521	$14,986,887	$30,418,649	$28,617,748
RevPar	$81.57	$76.92	$78.06	$73.85
Occupancy	76.94%	76.80%	73.91%	73.20%
ADR	$106.02	$100.16	$105.62	$100.89

NOTE: The above pro forma tables include the original six hotels and assume the eight renovated hotel properties acquired since the Company’s formation in August 2003 were owned as of the beginning of the periods presented.

ASHFORD HOSPITALITY TRUST, INC. AND PREDECESSOR
FFO
(Unaudited)

	The Company	The Predecessor	The Company	The Predecessor
	Three Months	Three Months	Six Months	Six Months
	Ended	Ended	Ended	Ended
	June 30, 2004	June 30, 2003	June 30, 2004	June 30, 2003
NET INCOME (LOSS)	$1,694,188	$(580,542)	$2,248,566	$(1,396,795)

Plus real estate depreciation and amortization	2,180,942	1,077,332	3,940,160	2,192,332
Plus minority interest	378,467	—	500,264	—

Gross FFO	$4,253,597	$496,790	$6,688,990	$795,537

Fully diluted weighted average shares outstanding	30,964,556	NA	30,919,957	NA

Gross FFO per fully diluted share	$0.14	NA	$0.22	NA

ASHFORD HOSPITALITY TRUST, INC. AND PREDECESSOR
EBITDA
(Unaudited)

	The Company	The Predecessor	The Company	The Predecessor
	Three Months	Three Months	Six Months	Six Months
	Ended	Ended	Ended	Ended
	June 30, 2004	June 30, 2003	June 30, 2004	June 30, 2003
NET INCOME (LOSS)	$1,694,188	$(580,542)	$2,248,566	$(1,396,795)

Add back:
Interest income	38,997	8,451	131,237	16,849
Interest expense and amortization of loan costs	(1,896,810)	(1,512,668)	(2,759,723)	(3,015,866)
Minority interest	(378,467)	—	(500,264)	—
Depreciation and amortization	(2,197,175)	(1,077,332)	(3,959,240)	(2,192,332)
Provision for income taxes	(156,700)	—	(156,700)	—

	(4,590,155)	(2,581,549)	(7,244,690)	(5,191,349)

Gross EBITDA	$6,284,343	$2,001,007	$9,493,256	$3,794,554

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AHT Announces Second Quarter Results

August 4, 2004

ASHFORD HOSPITALITY TRUST, INC. AND PREDECESSOR
HOTEL OPERATING PROFIT
(Unaudited)

	The Company	The Predecessor	The Company	The Predecessor
	Three Months	Three Months	Six Months	Six Months
	Ended	Ended	Ended	Ended
	June 30, 2004	June 30, 2003	June 30, 2004	June 30, 2003
REVENUE
Rooms	$20,149,054	$19,976,821	$39,547,126	$38,735,289
Food and beverage	3,089,666	3,069,990	5,960,006	5,770,354
Other	769,667	811,827	1,488,972	1,505,484

Total hotel revenue	24,008,387	23,858,638	46,996,104	46,011,127
EXPENSES
Hotel operating expenses
Rooms	3,790,414	3,958,562	8,820,298	8,730,926
Food and beverage	2,199,607	2,394,002	4,349,533	4,689,093
Other direct	425,545	448,697	847,789	842,539
Indirect	7,774,362	7,996,034	14,385,049	14,384,400
Management fees	802,304	734,660	1,566,340	1,412,156

Total hotel operating expenses	14,992,232	15,531,955	29,969,009	30,059,114
Property taxes, insurance, and other	1,596,125	1,574,250	3,165,783	3,207,574

HOTEL OPERATING INCOME	$7,420,030	$6,752,433	$13,861,312	$12,744,439

NOTE: The above pro forma tables assume the twelve hotel properties acquired since the Company’s formation in August 2003 were owned as of the beginning of the periods presented.

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